UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

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[   ]     Soliciting Material Pursuant to §240.14a-12

ViewPoint Financial Group

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[VIEWPOINT FINANCIAL GROUP LETTERHEAD]

April 2, 2007

Dear Fellow Shareholder:

             You are cordially invited to attend the first Annual Meeting of Shareholders of ViewPoint Financial Group. The meeting will be held on Tuesday, May 22, 2007 at 4:00 PM, in the Dallas Room on the 3rd Floor of ViewPoint Bank's offices located at 1201 W. 15th Street, Plano, Texas.

             The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and proxy statement. In addition, we will report on our progress during the past year and entertain your comments and questions.

             Included with this proxy statement is a copy of our Annual Report on Form 10-K for the year ended December 31, 2006. We encourage you to read the Form 10-K. It includes information on our operations, products and services, as well as our audited financial statements.

             We encourage you to attend the meeting in person. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope or vote electronically via the Internet or telephone. See "How do I vote?" in the proxy statement for more details. Your prompt response will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting. Returning the proxy or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for matters being acted upon at the meeting.

             Your Board of Directors and management are committed to the success of ViewPoint Financial Group and the enhancement of your investment. As Chairman of the Board, I want to express my appreciation for your confidence and support.

Very truly yours, /s/ James B. McCarley James B. McCarley Chairman of the Board

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VIEWPOINT FINANCIAL GROUP
1309 W. 15th STREET
PLANO, TEXAS 75075
(972) 578-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2007

             NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of ViewPoint Financial Group will be held as follows:

TIME	4:00 PM local time Tuesday, May 22, 2007

PLACE	ViewPoint Bank 3rd Floor - Dallas Room 1201 W. 15th Street Plano, Texas

ITEMS OF BUSINESS	(1) The election of one director of ViewPoint Financial Group.
(2) Approval of the ViewPoint Financial Group 2007 Equity Incentive Plan.
(3) The ratification of the appointment of Crowe Chizek and Company LLC as ViewPoint Financial Group's registered public accounting firm for the fiscal year ending December 31, 2007.

RECORD DATE	Holders of record of ViewPoint Financial Group common stock at the close of business on March 23, 2007 are entitled to vote at the annual meeting or any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the meeting will be available for your inspection at our executive offices during the 20 days prior to the meeting, as well as at the meeting.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered shareholders, that is, shareholders who hold their stock in their own name, can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS /s/ James B. McCarley James B. McCarley Chairman of the Board

Plano, Texas
April 2, 2007

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VIEWPOINT FINANCIAL GROUP
1309 W. 15th Street
Plano, Texas 75075
(972) 578-5000

PROXY STATEMENT

INTRODUCTION

             The ViewPoint Financial Group Board of Directors is using this proxy statement to solicit proxies from the holders of common stock of ViewPoint Financial Group for use at ViewPoint Financial Group's upcoming annual meeting of shareholders. The annual meeting of shareholders will be held on Tuesday, May 22, 2007 at 4:00 PM, in the Dallas Room on the 3rd Floor of ViewPoint Bank's offices located at 1201 W. 15th Street, Plano, Texas.

             At the meeting, shareholders will be asked to vote on three proposals. The proposals are set forth in the accompanying Notice of Annual Meeting of Shareholders and are described in more detail below. Shareholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented. ViewPoint Financial Group is referred to in this proxy statement from time to time as the "Company." Certain of the information in this proxy statement relates to ViewPoint Bank, a wholly owned subsidiary of the Company.

             By submitting your proxy, either by executing and returning the enclosed proxy card or by voting electronically via the Internet or by telephone, you authorize the Company's Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions. The Board of Directors also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting. This proxy statement and the accompanying materials are being mailed to shareholders on or about April 2, 2007.

             Your proxy vote is important. Whether or not you plan to attend the meeting, please submit your proxy promptly either in the enclosed envelope, via the Internet or by telephone.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

             At the annual meeting, shareholders will be asked to vote on the following proposals:

Proposal 1.	Election of one director of ViewPoint Financial Group;

Proposal 2.	Approval of the ViewPoint Financial Group 2007 Equity Incentive Plan; and

Proposal 3.	Ratification of the appointment of Crowe Chizek and Company LLC as ViewPoint Financial Group's independent registered public accounting firm for the fiscal year ending December 31, 2007.

             The shareholders also will transact any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from shareholders.

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Who is entitled to vote?

             The record date for the meeting is March 23, 2007. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The only class of stock entitled to be voted at the meeting is ViewPoint Financial Group common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 25,788,750 shares of common stock outstanding.

What if my shares are held in "street name" by a broker?

             If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker nevertheless will be entitled to vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to any "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes." Whether an item is discretionary is determined by the exchange rules governing your broker. The proposals to elect directors and ratify auditors described in this proxy statement are considered "discretionary" items and the proposal to approve the 2007 Equity Incentive Plan is a "non-discretionary" item.

What if my shares are held in ViewPoint Financial Group's employee stock ownership plan?

             We maintain an employee stock ownership plan which owns 3.6% of ViewPoint Financial Group's common stock. Employees of ViewPoint Financial Group and ViewPoint Bank participate in the employee stock ownership plan. Each participant instructs the trustee of the plan how to vote the shares of common stock allocated to his or her account under the employee stock ownership plan. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant's shares in accordance with the instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the annual meeting, the trustee will vote the shares "FOR" each of the proposals set forth in this proxy statement. In the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her employee stock ownership plan account, the trustee will vote such shares "FOR" each of the proposals set forth in this proxy statement. The trustee will vote the shares of ViewPoint Financial Group common stock held in the employee stock ownership plan but not allocated to any participant's account in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the employee stock ownership plan with respect to each proposal.

How many shares must be present to hold the meeting?

             A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

             If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

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How do I vote?

             1. YOU MAY VOTE BY MAIL. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions.

             2. YOU MAY VOTE BY TELEPHONE. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote by telephone by following the instructions included with the proxy card. If you vote by telephone, you do not have to mail in your proxy card.

             3. YOU MAY VOTE ON THE INTERNET. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote on the Internet by following the instructions included with the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

             4. YOU MAY VOTE IN PERSON AT THE MEETING.. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of ViewPoint Financial Group common stock on March 23, 2007, the record date for voting at the annual meeting.

Can I vote by telephone or on the Internet if I am not a registered shareholder?

             If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet.

Can I change my vote after I submit my proxy?

             If you are a registered shareholder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

  signing another proxy with a later date;
  voting by telephone or on the Internet -- your latest telephone or Internet vote will be counted;
  giving written notice of the revocation of your proxy to the Secretary of ViewPoint Financial Group prior to the annual meeting; or
  voting in person at the annual meeting.

             If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

What if I do not specify how my shares are to be voted?

             If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

  FOR the election of the director nominee to ViewPoint Financial Group's Board of Directors;
  FOR approval of the 2007 Equity Incentive Plan; and
  FOR ratification of the appointment of Crowe Chizek and Company LLC as ViewPoint Financial Group's independent registered public accounting firm for the fiscal year ending December 31, 2007.

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Will any other business be conducted at the annual meeting?

             The Board of Directors knows of no other business that will be conducted at the meeting. If any other proposal properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

Vote Required to Approve Proposal 1: Election of Director.

             Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by the holders of ViewPoint Financial Group common stock. Votes may be cast for or withheld from a nominee. Votes that are withheld and broker non-votes have no effect on the election of the director. ViewPoint MHC, which owns 55% of ViewPoint Financial Group's outstanding common stock, intends to vote its shares in favor of the director nominee, ensuring the election of the Board's nominee. Our Board of Directors unanimously recommends that you vote "FOR" the election of management's director nominee.

Vote Required to Approve Proposal 2: Approval of the 2007 Equity Incentive Plan.

             Approval of the 2007 Equity Incentive Plan requires the affirmative vote of a majority of the shares eligible to be cast, in person or by proxy, on the matter at the annual meeting, and a majority of the shares eligible to be cast, in person or by proxy, on the matter, excluding votes cast by ViewPoint MHC. Accordingly, abstentions, broker non-votes and a shareholder's failure to vote will all have the same effect as a vote against the proposal. While ViewPoint MHC, which owns 55% of ViewPoint Financial Group's outstanding common stock, intends to vote its shares in favor of the 2007 Equity Incentive Plan, a majority of the shares eligible to be cast, excluding the shares owned by ViewPoint MHC, must also approve this proposal. Our Board of Directors unanimously recommends that you vote "FOR" the approval of the 2007 Equity Incentive Plan.

Vote Required to Approve Proposal 3: Ratification of the Appointment of Our Independent Registered Public Accounting Firm.

             Ratification of the appointment of Crowe Chizek and Company LLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2007, requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of ViewPoint Financial Group common stock. Abstentions from voting on the proposal will have the same effect as a vote against the proposal. Broker non-votes will have no effect on this proposal. ViewPoint MHC, which owns 55% of the Company's outstanding common stock, intends to vote its shares in favor of this proposal, ensuring the ratification of Crowe Chizek and Company LLC as our registered public accounting firm for the fiscal year ending December 31, 2007. Our Board of Directors unanimously recommends that you vote "FOR" the proposal to ratify Crowe Chizek and Company LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

STOCK OWNERSHIP

             The following table presents information regarding the beneficial ownership of ViewPoint Financial Group common stock, as of the March 23, 2007 voting record date, by:

  ViewPoint MHC, which is the only shareholder known by management to beneficially own more than five percent of the outstanding common stock of ViewPoint Financial Group;
  each of our directors and our director nominee for election;
  each of our executive officers named in the "Summary Compensation Table" appearing below; and
  all of the executive officers, directors and the director nominee as a group.

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             The persons named in the following table have sole voting and investment powers for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each of the beneficial owners, except where otherwise indicated, is the same address as that of ViewPoint Financial Group. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of ViewPoint Financial Group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). As of March 23, 2007, there were 25,788,750 shares of ViewPoint Financial Group common stock outstanding.

Name of Beneficial Owner	Beneficial Ownership		Percent of Common Stock Outstanding
Significant Shareholder

ViewPoint MHC 1309 W. 15th Street Plano, Texas 75075	14,183,812	(1)	55.0%

Directors, Director Nominee and Named Executive Officers

James B. McCarley, Chairman of the Board	27,500		*
Gary D. Basham, Vice Chairman of the Board	25,000		*
Garold R. Base, Director, President and CEO	33,845	(2)	*
Jack D. Ersman, Director	25,000	(3)	*
Anthony J. Levecchio, Director	2,000		*
Karen H. O'Shea, Director	17,435	(4)	*
V. Keith Sockwell, Director	16,000	(5)	*
Rosario G. Vela, Director(8)	11,200	(6)	*
Kenneth R. Yarbrough, Director(8)	20,000		*
Mark E. Hord, EVP, General Counsel and Corporate Secretary	5,291	(2)	*
Pathie E. McKee, EVP, CFO and Treasurer	5,266	(2)	*
James C. Parks, EVP, COO and Chief Information Officer of the Bank	5,000		*
Rick M. Robertson, EVP/Chief Banking Officer of the Bank	10,000		*
Patrick J. Ramsier, SVP-Commercial Lending of the Bank	1,234	(2)	*
Directors, director nominee and executive officers of ViewPoint Financial Group as a group (15 persons)	207,517	(7)	*

______________________________________________________

(1)	As reported by ViewPoint MHC in a Schedule 13D filed with the SEC on October 13, 2006, which reported sole voting and dispositive power with respect to all shares beneficially owned.
(2)	Includes shares allocated to the individual under the Employee Stock Ownership Plan, over which they have sole voting but no dispositive power, as follows: Mr. Base - 345 shares; Mr. Hord - 291 shares; Ms. McKee - 266 shares; and Mr. Ramsier - 234 shares.
(3)	All shares are held in a trust for which Mr. Ersman is the trustee and beneficiary.
(4)	Includes 7,435 shares owned by Ms. O'Shea's spouse.
(5)	Includes 12,900 shares owned by Mr. Sockwell's spouse.
(6)	Includes 10,900 shares owned by Ms. Vela's spouse.
(7)	Includes shares held directly, as well as shares held by and jointly with certain family members, shares held in retirement accounts, shares held by trusts of which the individual or group member is a trustee or substantial beneficiary or shares held in another fiduciary capacity with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers.
(8)	Ms. Vela and Mr. Yarbrough will be retiring from the Board of Directors effective as of May 22, 2007, the date of the Annual Meeting of Shareholders.

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PROPOSAL I

ELECTION OF DIRECTORS

             ViewPoint Financial Group's Board of Directors is currently composed of nine members, each of whom is also a director of ViewPoint Bank. One-third of the directors are elected annually. Directors of ViewPoint Financial Group are elected to serve for a three-year term or until their respective successors are elected and qualified.

             Effective as of the date of the Annual Meeting of Shareholders, Kenneth Yarbrough and Rosie Vela will retire from the Boards of Directors of ViewPoint Financial Group, ViewPoint MHC and ViewPoint Bank. Mr. Yarbrough has served on the Board of Directors of ViewPoint Bank and its predecessor, Community Credit Union, for over 30 years. Ms. Vela has served on the Board of Directors of ViewPoint Bank (and its predecessor organization) since 2003. The Board of Directors appreciates their years of guidance and dedicated service. The Board of Directors has reduced the size of the Board of Directors from nine to seven, effective as of the date of the Annual Meeting, to eliminate the vacancies created by the retirements of Mr. Yarbrough and Ms. Vela. The terms of the remaining directors will be adjusted at the 2008 annual meeting of shareholders to stagger the board as evenly as possible.

             The following table sets forth certain information regarding the composition of ViewPoint Financial Group's Board of Directors, including each director's term of office. The Board of Directors, acting on the recommendation of the Nominating Committee, has recommended and approved the nomination of Gary D. Basham to serve as a director for a term of three years to expire at the annual meeting of shareholders to be held in 2010. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the authority to vote for a nominee is withheld) will be voted at the annual meeting "FOR" the election of Gary Basham as a director. If Mr. Basham is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors, acting on the recommendations of the Nominating Committee, may recommend. At this time, the Board of Directors knows of no reason why Mr. Basham might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between the nominee and any other person pursuant to which the nominee was selected.

Name	Age(1)	Position(s) Held in ViewPoint Financial Group	Director Since(2)	Term of Office Expires

NOMINEE

Gary D. Basham	63	Vice Chairman of the Board	1988	2010

DIRECTORS REMAINING IN OFFICE

Garold R. Base	59	Director, President and CEO	2006	2009
Anthony J. Levecchio	61	Director	2006	2009
V. Keith Sockwell	64	Director	1987	2009
Jack D. Ersman	64	Director	1989	2008
James B. McCarley	63	Chairman of the Board	1992	2008
Karen H. O'Shea	56	Director	1998	2008

_________________________
(1) As of December 31, 2006.
(2) Includes service as a director of ViewPoint Bank (and its predecessor organization, Community Credit Union).

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             The business experience of each director and director nominee for at least the past five years is set forth below.

             Garold (Gary) R. Base. Mr. Base has served as the President and Chief Executive Officer of ViewPoint Financial since its formation in September 2006 and Viewpoint Bank (including its predecessor entity, Community Credit Union) for the past 19 years and is a Director of both institutions as well. Additionally he currently or has served as a Director of the North Texas Toll Authority, Trustee of the Plano School District, Member of the Thrift Advisory Board of the Federal Reserve in Washington, DC, Thrift Advisory Board Member of FNMA, Chairman of the Plano Chamber of Commerce, Board Member of the North Dallas Chamber of Commerce, Chairman of a Texas State Commission, Director of the Texas Bankers Association and in a number of other positions locally and nationally.

             Gary D. Basham. Mr. Basham joined the board of directors of Community Credit Union in 1988 and was named Vice Chairman of the Board in May, 2005, a position he continues to hold with ViewPoint Bank, the credit union's successor entity, and ViewPoint Financial Group. Mr. Basham, prior to his retirement in April 2005, served as the Director of Sales for the Western United States and Mexico for OSRAM Opto Semiconductor, a division of OSRAM Sylvania and a wholly-owned subsidiary of Siemens AG, one of the world's three largest lamp manufacturers. From November 1990 until November 2002, Mr. Basham served as the Director of Sales for the Southeastern/South Central regions of the United States for Infineon Technologies AG (formerly Siemens Semiconductors). He has served as President of the Plano Rotary Club and on the board of directors of the Plano YMCA.

             Jack D. Ersman. Mr. Ersman has been an automobile dealer doing business as Village Motors, located in Sachse, Texas, since 1983. Mr. Ersman also served as a Senior Vice President and Loan Manager of Community Credit Union (the predecessor institution to ViewPoint Bank) from 1970 to 1989.

             Anthony J. LeVecchio. Mr. LeVecchio joined the board of directors of ViewPoint Financial Group and ViewPoint Bank in September 2006. Mr. LeVecchio is President and Principal of The James Group, Inc., a Plano, Texas-based consulting group that focuses on providing executive support to businesses throughout the United States. Prior to founding The James Group, Mr. LeVecchio served as Senior Vice President and Chief Financial Officer of VHA Southwest, Inc., a regional health care system comprised of not-for-profit hospitals in Texas. Before VHA Southwest, Mr. LeVecchio served in various senior financial management capacities with Phillips Information Systems, Exxon Office Systems and Xerox Corporation. Mr. LeVecchio received a Bachelor of Economics degree and a Masters of Business Administration-Finance degree from Rollins College in Winter Park, Florida. Mr. LeVecchio currently serves on the boards of directors of several public and private companies, including Microtune, Inc., DG Fast Channel and Ascendant Solutions, each of which is a public company.

             James B. McCarley. Mr. McCarley joined the board of directors of Community Credit Union in 1992 and was named Chairman of the Board in 1999, a position he continues to hold with ViewPoint Bank, the credit union's successor entity, and ViewPoint Financial Group. Since January 1996, Mr. McCarley has served as President of James McCarley Consultants, a governmental affairs consulting company, and as Executive Director of the Dallas Regional Mobility Coalition, a voluntary coalition of five counties and 27 cities in the Texas Department of Transportation Dallas District that promotes mobility issues, projects and programs for transportation improvements. From February 1987 through January 1996, Mr. McCarley served as the Assistant City Manager-Director of Public Safety for the City of Plano, Texas. Prior to 1987, Mr. McCarley spent 23 years in law enforcement, including serving nearly 11 years as the Chief of Police for the City of Plano, Texas.

             Karen H. O'Shea. Ms. O'Shea is the Vice President of Communications and Public Relations for Lennox International Inc., where she has worked for more than 22 years. She began her career with Lennox in 1983 and served as the Director for the Marketing Education Group and Director of Human Resource Development. Prior to her career at Lennox, she was a teacher, an owner and manager of a

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retail business, and an editor for a major Texas metropolitan newspaper. Currently, she serves as board vice chairman of Richardson Regional Medical Center and as a board member of the Richardson Symphony.

             V. Keith Sockwell. Mr. Sockwell is the Vice President of Educational Services/Governmental Relations with the SHW Group, LLP. He retired after 40 years in public education where he served as Deputy Superintendent of the Plano Independent School District and Superintendent of the Northwest Independent School District. He is past president of the Plano Rotary Club and a member of the Texas Association of School Administrators' Legislative Committee. He served on the Executive Committees for the Texas School Coalition and the Fast Growth Coalition of Texas Public Schools.

PROPOSAL II

APPROVAL OF VIEWPOINT FINANCIAL GROUP 2007 EQUITY INCENTIVE PLAN

Purpose

             The purpose of the ViewPoint Financial Group 2007 Equity Incentive Plan ("Incentive Plan") is to promote the long-term success of ViewPoint Financial Group and increase shareholder value by:

  attracting and retaining key employees and directors;

  encouraging directors and key employees to focus on long-range objectives; and

  further linking the interests of directors, officers and employees directly to the interests of the shareholders.

             The Incentive Plan, if approved by shareholders, will provide ViewPoint Financial Group with an additional tool to attract, motivate and retain the most qualified management and other personnel and link the interests of directors, officers and employees with the interests of shareholders. In furtherance of these objectives, our Board of Directors has adopted the Incentive Plan, subject to approval by the shareholders at this meeting.

             The Incentive Plan will allow ViewPoint Financial Group to grant or award stock options, stock appreciation rights, restricted stock and restricted stock units to directors, advisory directors, officers and other employees of ViewPoint Financial Group or ViewPoint Bank. The Incentive Plan will become effective as of the date it is approved by the shareholders.

             A summary of the Incentive Plan is set forth below. This summary is, however, qualified by and subject to the more complete information set forth in the Incentive Plan, a copy of which is attached to this document as Appendix A. We believe the Incentive Plan complies with the requirements of the Office of Thrift Supervision. The Office of Thrift Supervision does not endorse or approve the Incentive Plan in any manner.

             If this plan is approved, and awards are granted under the plan, it may have a dilutive effect on ViewPoint Financial Group's shareholders and will impact ViewPoint Financial Group's net income and shareholders' equity, although the actual results cannot be determined until the plan is implemented.

Administration of the Incentive Plan

             The Incentive Plan will be administered by a committee of the Board of Directors of ViewPoint Financial Group, consisting of at least two members, each of whom must be a "Non-Employee Director"

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and an "Outside Director," as those terms are described in the Incentive Plan (the "Incentive Plan Committee"). The Incentive Plan Committee will:

  select persons to receive stock options, stock appreciation rights and restricted stock awards from among the eligible participants;

  determine the types of awards and the number of shares to be awarded to participants;

  set the terms, conditions and provisions of the stock options or stock appreciation rights and restricted stock awards consistent with the terms of the Incentive Plan; and

  establish rules for the administration of the Incentive Plan.

             The Incentive Plan Committee has the power to interpret the Incentive Plan and to make all other determinations necessary or advisable for its administration.

             In granting awards under the Incentive Plan, the Incentive Plan Committee will consider, among other factors, the position and years of service of the individual, the value of the individual's services to ViewPoint Financial Group and its subsidiaries and the added responsibilities of these individuals as employees, directors and officers of a public company.

Number of Shares That May Be Awarded

             The aggregate number of shares of common stock of ViewPoint Financial Group reserved and available for issuance under the Incentive Plan is 1,624,691, which represents 6.3% of the total outstanding shares. The fair market value of such shares is $27,441,031, based on the closing price of the common stock of ViewPoint Financial Group on March 16, 2007. Only shares actually issued to participants or retained or surrendered to satisfy tax withholding obligations for awards under the Incentive Plan count against this total number of shares available under the Incentive Plan. The 1,624,691 shares of ViewPoint Financial Group common stock available under the Incentive Plan are subject to adjustment in the event of certain business reorganizations.

             The Incentive Plan provides for the use of authorized but unissued shares or treasury shares to fund awards. Treasury shares are previously issued shares of ViewPoint Financial Group common stock that are no longer outstanding as a result of having been repurchased or otherwise reacquired by the company. We intend to fund awards under the Incentive Plan with treasury shares to the extent available. To the extent we use authorized but unissued shares, rather than treasury shares, to fund awards under the plan, the awards will have the effect of diluting the holdings of persons who own our common stock. Assuming all awards under the Incentive Plan are awarded and exercised through the use of authorized but unissued common stock, current shareholders would be diluted by approximately 5.9%.

             Under the Incentive Plan, the Incentive Plan Committee may grant stock options and stock appreciation rights that, upon exercise, result in the issuance of 1,160,493 shares of ViewPoint Financial Group common stock. This amount represents 4.5% of the amount of ViewPoint Financial Group common stock currently outstanding. The Incentive Plan also provides that no person may be granted stock options and stock appreciation rights with respect to more than 290,123 shares of ViewPoint Financial Group common stock. Under the Incentive Plan, the Incentive Plan Committee may grant restricted stock and restricted stock units for an aggregate of 464,198 shares of ViewPoint Financial Group common stock. This amount represents 1.8% of the amount of shares outstanding. The Incentive Plan also provides that no person may be granted restricted stock or restricted stock units for more than 139,259 shares of ViewPoint Financial Group.

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Eligibility to Receive Awards

             The Incentive Plan Committee may grant awards under the Incentive Plan to directors, advisory directors, officers and employees of ViewPoint Financial Group and its subsidiaries. The Incentive Plan Committee will select persons to receive awards among the eligible participants and determine the number of shares for each award granted. There are approximately 540 individuals who currently are eligible to receive awards under the Incentive Plan.

Terms and Conditions of Awards Under the Incentive Plan

             Stock Options. The Incentive Plan Committee may grant stock options to purchase shares of ViewPoint Financial Group common stock at a price that is not less than the fair market value of the common stock on the date the option is granted. The fair market value is the last sale price as quoted on the NASDAQ Stock Market.

             Stock options may not be exercised later than 10 years after the grant date. Subject to the limitations imposed by the provisions of the Internal Revenue Code, certain of the options granted under the Incentive Plan to officers and employees may be designated as "incentive stock options." Incentive stock options may not be exercised later than 10 years after the grant date. Options that are not designated and do not otherwise qualify as incentive stock options are referred to in this document as "non-qualified stock options."

             The Incentive Plan Committee will determine the time or times at which a stock option may be exercised in whole or in part and the method or methods by which, and the forms in which, payment of the exercise price with respect to the stock option may be made. Except as described under "Acceleration of Vesting," all stock options granted must vest over at least five years. Unless otherwise determined by the Incentive Plan Committee or set forth in the written award agreement evidencing the grant of the stock option, upon termination of service of the participant for any reason other than for cause, all stock options then currently exercisable by the participant shall remain exercisable for one year for terminations due to death or disability and three months for other terminations, or until the expiration of the stock option by its terms if sooner.

             Stock options granted and outstanding will require an expense accrual by ViewPoint Financial Group each quarter based on the anticipated value of the options. This valuation is based on a number of factors, including the vesting period for the options, the exercise price and the fair market value of the common stock.

             Stock Appreciation Rights. The Incentive Plan Committee may grant stock appreciation rights, which give the recipient of the award the right to receive the excess of the market value of the shares represented by the stock appreciation rights on the date exercised over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date the right is granted. Upon the exercise of a stock appreciation right, the holder will receive the amount due in shares of ViewPoint Financial Group common stock. Stock appreciation rights may be related to stock options ("tandem stock appreciation rights"), in which case the exercise of one award will reduce to that extent the number of shares represented by the other award. Stock appreciation rights may not be exercised later than 10 years after the grant date.

             Unless otherwise determined by the Incentive Plan Committee or set forth in the written award agreement evidencing the grant of the stock appreciation right, upon termination of service of the participant for any reason other than for cause, all stock appreciation rights then currently exercisable by the participant shall remain exercisable for one year for terminations due to death or disability and three months for other terminations, or until the expiration of the stock appreciation right by its terms if sooner. The Incentive Plan Committee will determine the time or times at which a stock appreciation right may be

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exercised in whole or in part; however, except as described under "Acceleration of Vesting," all rights granted must vest over at least five years.

             Stock appreciation rights will require an expense accrual by ViewPoint Financial Group each year for the appreciation on the stock appreciation rights that it anticipates will be exercised. The amount of the accrual is dependent upon whether, and the extent to which, the stock appreciation rights are granted and the amount, if any, by which the market value of the stock appreciation rights exceeds the exercise price.

             Restricted Stock Awards. The Incentive Plan Committee is authorized to grant restricted stock, which are shares of ViewPoint Financial Group common stock subject to forfeiture and limits on transfer until the shares vest, and restricted stock units, which are rights to receive shares of ViewPoint Financial Group common stock subject to similar limits as on restricted stock.

             The Incentive Plan Committee will establish a restricted period of at least five years, subject to acceleration as described under "Acceleration of Vesting," during which, or at the expiration of which, the restricted stock awards vest and shares of common stock awarded shall no longer be subject to forfeiture or restrictions on transfer.

             During the vesting period the recipient of restricted stock will have all the rights of a shareholder, including the power to vote and the right to receive dividends with respect to those shares. No such rights apply to restricted stock units, until shares are issued for those units. Shares of restricted stock and restricted stock units generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant during the restricted period.

             The Incentive Plan Committee has the right to determine any other terms and conditions, not inconsistent with the Incentive Plan, upon which a restricted stock award shall be granted.

Acceleration of Vesting

             Upon a change in control of ViewPoint Financial Group or upon the termination of the award recipients' service due to death or disability, all unvested awards under the Incentive Plan vest as of the date of that change in control or termination.

             Subject to compliance with applicable OTS regulations, the Incentive Plan Committee also has the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any awards, or to remove any or all of such restrictions, whenever it may determine that this action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant date.

Forfeiture of Awards

             If the holder of an unvested award terminates service other than due to death, disability or a change in control, the unvested award will be forfeited by the holder. Upon any termination of service for cause, all stock options or stock appreciation rights not previously exercised shall be immediately forfeited by the holder.

Transferability of Awards

             Stock options, stock appreciation rights and unvested restricted stock awards may be transferred upon the death of the holder to whom it was awarded, by will or the laws of inheritance. Stock options and stock appreciation rights may be transferred during the lifetime of the holder to whom it was awarded only pursuant to a qualified domestic relations order.

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Amendment and Termination of the Incentive Plan

             The Incentive Plan shall continue in effect for a term of 10 years, after which no further awards may be granted. The board of directors may at any time amend, suspend or terminate the Incentive Plan or any portion thereof, except to the extent shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. Shareholder approval will generally be required with respect to an amendment to the Incentive Plan that will: (i) increase the aggregate number of securities that may be issued under the plan, except as specifically set forth under the plan; (ii) materially increase the benefits accruing to participants under the Incentive Plan; (iii) materially change the requirements as to eligibility for participation in the Incentive Plan; or (iv) change the class of persons eligible to participate in the Incentive Plan. No amendment, suspension or termination of the Incentive Plan, however, will impair the rights of any participant, without his or her consent, in any award already granted.

Federal Income Tax Consequences

             Under current federal tax law, non-qualified stock options granted under the Incentive Plan will not result in any taxable income to the optionee at the time of grant or any tax deduction to ViewPoint Financial Group. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their cost is taxable to the optionee as compensation income and is generally deductible by ViewPoint Financial Group. The optionee's tax basis for the shares is the market value of the shares at the time of exercise.

             Neither the grant nor the exercise of an incentive stock option under the Incentive Plan will result in any federal tax consequences to either the optionee or ViewPoint Financial Group, although the difference between the market price on the date of exercise and the exercise price is an item of adjustment included for purposes of calculating the optionee's alternative minimum tax. Except as described below, at the time the optionee sells shares acquired pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as a long-term capital gain if the applicable holding period is satisfied. If the optionee disposes of the shares within two years of the date of grant or within one year of the date of exercise, an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the exercise price and the sale price will be taxed as ordinary income and ViewPoint Financial Group will be entitled to a deduction in the same amount. The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income will qualify as long-term capital gain if the applicable holding period is satisfied. If the optionee exercises an incentive stock option more than three months after his or her termination of employment, he or she generally is deemed to have exercised a non-qualified stock option. The time frame in which to exercise an incentive stock option is extended in the event of the death or disability of the optionee.

             The exercise of a stock appreciation right will result in the recognition of ordinary income by the recipient on the date of exercise in an amount of cash and/or the fair market value on that date of the shares acquired pursuant to the exercise. ViewPoint Financial Group will be entitled to a corresponding deduction.

             Recipients of shares granted under the Incentive Plan will recognize ordinary income on the date that the shares are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine the fair market value on the date of the grant of the restricted stock. Recipients of shares granted under the Incentive Plan will also recognize ordinary income equal to their dividend or dividend equivalent payments when these payments are received.

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Proposed Awards Under the Incentive Plan

             No awards have been proposed by the Board of Directors as of the date of this proxy statement.

Vote Required for Approval

             Approval of the Incentive Plan requires the affirmative vote of a majority of the shares eligible to be cast, in person or by proxy, on the matter at the annual meeting, and a majority of the shares eligible to be cast, in person or by proxy, on the matter, excluding votes cast by ViewPoint MHC. ViewPoint MHC, which owns 55% of ViewPoint Financial Group's outstanding common stock, intends to vote its shares in favor of the Incentive.

Your Board of Directors recommends that you vote "FOR" this proposal.

PROPOSAL III

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

             The Audit Committee of ViewPoint Financial Group's Board of Directors has appointed Crowe Chizek and Company LLC to be the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007. Ratification of the appointment of the independent registered accounting firm by shareholders is not required by law or by the Company's bylaws; however, the Company believes that it is good corporate practice to do so. If a majority of the votes cast on this matter are not cast in favor of the reappointment of Crowe Chizek and Company LLC, the Audit Committee will reconsider its appointment.

             A representative of Crowe Chizek and Company LLC is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

             The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Crowe Chizek and Company LLC as ViewPoint Financial Group's independent registered public accounting firm for the fiscal year ending December 31, 2007.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

             We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, bonus and broad-based benefits programs.

             This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our chief executive officer, chief financial officer and the other four most highly-compensated executive officers, which are collectively referred to as the named executive officers.

The Objectives of our Executive Compensation Program

             Our compensation committee is responsible for establishing and administering our policies governing the compensation for our named executive officers. The compensation committee is composed entirely of non-employee directors.

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             Our executive compensation programs are designed to achieve the following objectives:

  Attract and retain talented and experienced executives in the highly competitive banking industry;
  Motivate and reward executives whose knowledge, skills and performance are critical to our success;
  Provide a competitive compensation package which is weighted heavily towards pay for performance, and in which total compensation is primarily determined by company/team and individual results and, since our public offering, the creation of shareholder value;
  Ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;
  Foster a shared commitment among executives by coordinating their company/team and individual goals; and
  Compensate our executives to manage our business to meet our long-range objectives.

Our Executive Compensation Programs

        Overall, our executive compensation programs are designed to be consistent with the objectives and principles set forth above. The basic elements of our executive compensation programs are summarized in the table below, followed by a more detailed discussion of each compensation program.

Element	Characteristics	Purpose
Base salary	Fixed annual cash compensation; all executives are eligible for periodic increases in base salary based on performance; targeted at market pay levels.	Keep our annual compensation competitive with the market for skills and experience necessary to meet the requirements of the executive's role with us.
Annual cash incentive	Incentive for executives based on ViewPoint Bank and individual performance.	Motivate and reward for contributions towards ViewPoint Bank's success.
Retirement benefits	Tax-deferred 401(k) plan in which all employees can choose to defer compensation for retirement. We provide a matching contribution to eligible employees and employees can vest in ViewPoint Bank's contributions with each year of service with full vesting after 6 years of service. We do not allow employees to invest these savings in company stock.

In the 4th quarter of 2006, an ESOP feature was added to the 401(k) plan to create a KSOP. Shares of ViewPoint Financial Group stock are allocated to all eligible employees.

The Deferred Compensation Plan is a nonqualified voluntary deferral program that allows the named executive officers to defer a

Provide employees the opportunity to save for their retirement. Account balances are affected by contributions. Fully vested employees may direct the investment of their entire account balance, including employer contributions. The 401(k) Plan is described in more detail on page 25 of this proxy statement.

To reward  employees for the success of ViewPoint Bank and to create ownership among the employee population, aiding in recruitment and retention of employees. The ESOP is described in more detail on page 26 of this proxy statement.

Provides a tax-deferred retirement savings alternative. The Deferred Compensation Plan is described in

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Element	Characteristics	Purpose
portion of their annual compensation. Deferred amounts and earnings are unfunded.

The Supplemental Executive Retirement Plan (SERP) is a nonqualified, contributory program. The SERP applies only to the CEO, and allows him to defer all or part of his compensation. The Bank also makes a contribution equal to 7% of his annual compensation in quarterly installments.

more detail on page 25 of this proxy statement. The SERP supplements the total retirement benefits for the CEO. The SERP is described in more detail on page 24 of this proxy statement.
Health & welfare benefits	Fixed component. The same/comparable health and welfare benefits (medical, dental, vision, disability insurance and life insurance) are available for all full-time employees.

Continuation of health and welfare benefits may occur as part of severance upon certain terminations of employment.

Provides benefits to meet the health and welfare needs of employees and their families.
Additional Benefits and Perquisites	CEO only.	Provides for benefit allowance, automobile, home security and spouse travel.
Change in Control and Termination Benefits	We have an employment agreement with the CEO and severance agreements with certain officers, including our named executive officers. The employment agreement provides for a liquidated damages payment over a two to three year period in the event of a termination other than for cause, death or disability. The severance agreements provide severance benefits if an officer's employment is terminated in connection with a change in control.	Change in control arrangements are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control. The employment agreement and severance agreements are described in more detail on pages 23 and 24 of this proxy statement.

             We consider market pay practices and practices of peer companies in determining the amounts to be paid. Compensation opportunities for our executive officers, including our named executive officers, are designed to be competitive with peer companies.

Determination of Appropriate Pay Levels

             Pay Philosophy and Competitive Standing

             To attract and retain executives with the ability and the experience necessary to lead us and deliver strong performance to ViewPoint Bank, we strive to provide a total compensation package that is competitive with total compensation provided by industry peer groups.

             We target base salaries to be within a range established for each position according to demand for the position in the marketplace, needs of our organization, experience and relationship to competitive market data surveys. If our performance on company/team and individual goals exceeds targeted levels, our executives have the opportunity, through our annual cash incentive, to receive additional

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compensation. We believe our executive compensation packages are reasonable when considering our business strategy, our compensation philosophy and the competitive market pay data.

             With the assistance of independent compensation consultants, Cardwell & Associates for 2006 and Clark Consulting and Cardwell & Associates for 2007, we collect and analyze competitive market data. Data sources have included several published compensation surveys and a private compensation database maintained by Clark Consulting. We compare compensation paid to our named executive officers with compensation paid to executive officers in comparable positions at similar companies (or "Comparison Group"). The Comparison Group includes companies from the banking and financial services industry in which we compete, particularly financial institutions and financial institution holding companies of similar size to ViewPoint Bank. This information is used to determine our competitive position among similar companies in the marketplace, and to assist us in setting our targeted pay at the desired range relative to our peers.

             In addition to base salaries, we provide the opportunity for our named executive officers and other executives to earn an annual cash incentive award. We provide this opportunity to attract and retain an appropriate caliber of talent for each position and to motivate executives to achieve our annual business goals. For Mr. Base, we target cash incentive opportunities annually at up to 45% of base salary.

             Our awards are subject to the Committee's discretion and may take into account the achievement of goals set forth in our annual strategic plan, individual performance and for those other than the CEO, the recommendation of the CEO. As a result, actual bonuses may be above or below target bonus levels, at the discretion of the Committee.

             2006 Base Salary

             Our base salary levels reflect a combination of factors, including competitive pay levels relative to peer groups discussed above, the executive's experience and tenure, our overall annual budget, the executive's individual performance, and changes in responsibility. We review salary levels annually to recognize these factors. We do not target base salary at any particular percent of total compensation.

             As noted above, our compensation philosophy targets base salaries that are consistent with the market for comparable positions. The base salaries of our named executive officers compared to competitive benchmarking reflect our philosophy. Base salary increases are consistent with marketplace data and practice. Base pay increases granted to Ms. McKee, Mr. Hord and Mr. Ramsier for 2006 ranged from 4.5% to 9.1% and were established after considering job performance, internal pay alignment, and marketplace competitiveness. Mr. Park's and Mr. Robertson's base pay for 2006 was set after taking into account the above factors, particularly the base salaries paid to peers at similar size companies. Mr. Base's base pay for 2006 was increased 8.2% after taking into account the above factors, to recognize his leadership as ViewPoint converted to a savings bank and then completed the initial public offering, and to recognize his appointment to the Board.

             2006 Annual Cash Incentive

             Our annual cash incentives provide our executive officers with an opportunity to earn annual cash bonuses based on personal and organizational performance. As in setting base salaries, we consider a combination of factors in establishing the annual target bonus opportunities for our named executive officers. We do not target annual bonus opportunities at any particular percentage of total compensation for named executive officers, except for Mr. Base who is targeted at up to 45% of base salary.

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             For Ms. McKee, Mr. Hord, Mr. Parks and Mr. Robertson, annual bonus opportunities for 2006 were discretionary from the Compensation Committee, based on input from the CEO. Mr. Ramsier did not receive a bonus in 2006; however, a portion of his compensation is based on commissions resulting from commercial loan production.

             Mr. Base's annual bonus opportunity for 2006 was based on organizational performance goals of growth in loans, deposits and income and cost controls having a total weighting of 40%; and subjective, individual performance goals of leadership, implementation, management, organizational structure and efficiency, relationship and board interaction having a total weighting of 60%. While our other named executive officers have duties and responsibilities relating to specific parts of the Bank, Mr. Base's efforts are more focused on the overall performance of the Bank as its President and CEO, and therefore we believe it is appropriate to base his bonus opportunities on performance goals relating to the overall results of ViewPoint Bank.

             For 2006, the Bank's performance resulted in bonus payments equal to 56% of salary for Mr. Base, 42% for Ms. McKee, 38% for Mr. Hord, 20% for Mr. Parks and 14% for Mr. Robertson. A portion of the bonus paid to Mr. Base, Ms. McKee and Mr. Hord was paid in recognition of their contribution to the conversion and initial public offering processes.

             The Compensation Committee has not yet determined the corporate performance goals that it will apply in determining the executives' bonuses for 2007. In 2007, the Committee expects to establish target bonus awards. Actual bonuses will be determined by the Committee and paid at the end of 2007 or in early 2008, and may be above or below target bonus levels.

             For additional information about the annual cash incentive, please refer to the Summary Compensation Table, which shows the actual amount of bonuses paid under the plan to our named executive officers for 2006.

Factors Considered in Decisions to Increase or Decrease Compensation Materially

             In determining whether to increase or decrease compensation to our executive officers, including our named executive officers, annually we take into account the changes (if any) in the market pay levels based on our survey information, the contributions made by the executive officer, the performance of the executive officer, the increases or decreases in responsibilities and role of the executive officer. In addition, we consider the executive officers' current base salary in relation to the roles and responsibilities of their positions compared to market as identified through market data.

             With respect to new executive officers, we take into account their prior base salary and annual bonus, as well as the contribution expected to be made by the new executive officer, ViewPoint Bank's business needs and the role of the executive officer with us. We believe that our executive officers should be fairly compensated each year relative to market pay levels of our peer group and internal equity among executive officers.

Impact of Accounting and Tax Treatments of Compensation

             The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost of the Company with the benefit value to the executive.

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             With regard to Code Section 162(m), it is the Compensation Committee's intent to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent. The 2007 Equity Incentive Plan is being submitted for approval by shareholders in this proxy statement, and permits the award of stock options, SARs and other equity awards that are fully deductible under Code Section 162(m).

             With the adoption of FAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of equity compensation in the future.

Role of Executive Officers in Determining Compensation

             The compensation committee meets outside the presence of all our executive officers, including the named executive officers, to consider appropriate compensation for our chief executive officer. For all other named executive officers, the committee meets outside the presence of all executive officers, except our chief executive officer. Mr. Base, our chief executive officer, or CEO, annually reviews each other named executive officer's performance with the committee and makes recommendations to the compensation committee with respect to the appropriate base salary and payments to be made under our annual cash bonus plan. Based in part on these recommendations from our CEO and other considerations discussed below, the compensation committee approves the annual compensation package of our executive officers other than our CEO. The compensation committee also annually analyzes our CEO's performance and determines his base salary and bonus award payout based on its assessment of his performance with input from the committee's consultants. The annual performance reviews of our executive officers are considered by the compensation committee when making decisions on setting base salaries and targets for and payments under our bonus plan. When making decisions on setting base salary, targets for and payments under our bonus plan for new executive officers, the compensation committee considers the importance of the position to us, the past salary history of the executive officer and the contributions to be made by the executive officer. The compensation committee modifies (as appropriate) and approves recommendations of the executive compensation consultants, who are selected by the committee.

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Summary Compensation Table

             The following table sets forth information concerning the annual compensation for services provided to us by our Chief Executive Officer, Chief Financial Officer and our four other most highly compensated executive officers during the fiscal year ended December 31, 2006. At December 31, 2006, we did not have any stock-based compensation plans other than a tax-qualified employee stock ownership plan. We refer to the officers listed in the table below as the Anamed executive officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)(5)	Total ($)

Garold R. Base President and CEO	2006	$460,000	$256,722	---	---	$202,606	$919,328
Pathie E. McKee EVP and CFO	2006	180,000	75,000	---	---	40,002	295,002
Mark E. Hord EVP and General Counsel	2006	196,300	75,000	---	---	50,080	321,380
James C. Parks EVP, COO and Chief Information Officer of ViewPoint Bank	2006	125,470(1)	25,000	---	---	---	150,470
Rick M. Robertson EVP and Chief Banking Officer of ViewPoint Bank	2006	172,692(2)	56,509(4)	---	---	---	229,201
Patrick J. Ramsier SVP -Commercial Lending of ViewPoint Bank	2006	243,549(3)	---	---	---	18,245	261,794

(1)	James Parks commenced employment with ViewPoint Bank during June 2006.
(2)	Rick Robertson commenced employment with ViewPoint Bank during February 2006.
(3)	Includes $82,089 of commissions earned in 2006 for commercial real estate loan production.
(4)	Includes a one-time relocation bonus of $31,509.
(5)	The amounts included in this column consist of the following (perquisites and other personal benefits totaling less than $10,000 in the aggregate for a named executive officer are excluded):
	Garold R. Base	Pathie E. McKee	Mark E. Hord	Patrick J. Ramsier
Benefit Type
401(k) Matching and Profit Sharing Contribution	$ 21,600	$ 16,595	$ 18,128	$ 14,283
SERP Contribution	41,022	---	---	---
ESOP Allocation	5,848	4,505	4,934	3,962
Split Dollar Policy Termination(a)	110,000	18,902	27,018	---
Excess Life Insurance Premiums	2,167	---	---	---
Perquisites and Other Personal Benefits:
Benefit Allowance(b)	20,000	---	---	---
Other(c)	1,969	---	---	---
Total	$202,606	$40,002	$50,080	$18,245

(a)	Represents a non-recurring lump sum payment received by the named executive officers in connection with ViewPoint Bank's termination of an executive retirement plan and related split dollar life insurance agreements in January 2006.
(b)	Under the terms of Mr. Base's employment agreement, he receives an annual allowance to be used for automobile expenses, professional fees and dues, and as he may otherwise determine.
(c)	This amount includes monthly home security services and spouse travel.

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Non-qualified Deferred Compensation Table

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Garold R. Base	Supplemental Executive Retirement Plan	$110,000	---	$ 54,180	---	$ 428,615
	Deferred Compensation Plan	---	$41,022	112,298	---	1,063,647
Pathie E. McKee	Deferred Compensation Plan	$13,000	---	493	---	13,493

             See the discussion under "Description of Our Material Compensation Plans and Arrangements - Supplemental Executive Retirement Plan" and "- Deferred Compensation Plan" for additional information regarding our non-qualified deferred compensation arrangements.

Potential Post-Termination Payments and Benefits

             The following table summarizes the value of the termination payments and benefits that Mr. Base would have received if his employment had been terminated by the Board of Directors on December 31, 2006 under the circumstances shown. The Board of Directors can terminate Mr. Base's employment at any time. Under Mr. Base's employment contracts, his employment shall be deemed to have been terminated if he resigns following (i) relocation of his principal workplace outside a radius of 50 miles from the Bank's main office; (ii) a reduction in his responsibilities and authorities; (iii) a demotion from the position of President and Chief Executive Officer; or (iv) a material reduction in his compensation and benefits except as part of an overall program applied to all members of ViewPoint Bank's senior management.

             The table excludes (i) amounts accrued through December 31, 2006 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts, (ii) contracts, agreements, plans and arrangements that do not discriminate in scope, terms or operation, in favor of our executive officers, and that are available generally to all of our salaried employees, such as vested account balances under our 401(k) and employee stock ownership plan and certain health and welfare benefits, and (iii) vested account balances under our nonqualified deferred compensation plans, as described under "Non-qualified Deferred Compensation."

Garold R. Base

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by the Company or the Bank Other Than Retirement, Death or Disability ($)(1)
Employment Contract
Base Salary	---	---	---	$460,000
Benefit Allowance	---	---	---	20,000(2)
Continued Employer Contributions under Defined Contribution Plans	---	---	---	55,000(3)
Insurance	---	---(4)	---(5)	3,525(6)
Heath Coverage Continuation	---	---	---	2,100(7)
Accrued Vacation Pay(8)	$159,235	$159,235	$159,235	159,235

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(1)	Reflects the annual amounts payable to or on behalf of Mr. Base over the liquidated damage period (except for the accrued vacation pay) contained in his employment agreement, which would have been three years at December 31, 2006. These amounts are subject to offset for income earned from providing services to another company during the period. All benefits would terminate upon Mr. Base's death. All payments are subject to Mr. Base's execution of a general release of claims against the Bank and compliance with a non-compete agreement for a period of 18 months from the termination of his employment agreement.
(2)	Reflects Mr. Base's annual allowance to cover expenses related to his automobile, professional fees and dues, and such other expenses as he may determine.
(3)	Reflects the annual matching contribution under the Bank's 401(k) plan ($15,000) and Mr. Base's Supplemental Executive Retirement Agreement ($40,000). Contributions shall be paid to Mr. Base as if he had continued in service during the liquidated damages period at his existing annual base salary and that he made the maximum amount of employee contributions, if any, required or permitted under such plans.
(4)	The Bank provides and pays the premiums for a term life insurance policy in the amount of $750,000 for Mr. Base. In the event of Mr. Base's death, his designated beneficiaries would be entitled to the insurance.
(5)	If Mr. Base becomes permanently disabled as defined in the Bank's disability plan (which is available to all employees of the Bank on a non-discriminatory basis), he shall be entitled to receive the benefits available under that plan.
(6)	Reflects annual insurance premiums payable for Mr. Base for term life, disability, hospital, medical and accidental death and dismemberment insurance. Except for the term life insurance, each of the insurance plans is available generally to all our salaried employees, and do not discriminate in scope, terms or operation in favor of our executive officers.
(7)	Reflects the annual premium payable for Mr. Base under the Bank's Retiree Medical Benefit Program. This program is available generally to all our salaried employees, and does not discriminate in scope, terms or operation in favor of our executive officers.
(8)	Mr. Base has accrued 90 days of unused vacation that will be paid to him upon his termination of employment with the Bank for any reason. The amount is calculated using Mr. Base's base salary at the date of his termination. The amount Mr. Base is eligible to receive is capped at 90 days.

             As discussed under the caption "Severance Agreements with Named Executive Officers" above, Patti McKee, Mark Hord, James Parks and Rick Robertson have each entered into a severance agreement with ViewPoint Bank. These agreements provide that ViewPoint Bank will pay to the employee an amount equal to 18 months of the employee's current salary if the employee suffers an involuntary termination of employment in connection with or within 12 months after a change in control. Assuming that these agreements were effective and that a change of control had occurred at December 31, 2006, entitling the executive to payment thereunder, Ms. McKee would receive $270,000, Mr. Hord would receive $294,450, and Mr. Parks and Mr. Robertson would each receive $300,000.

Description of Our Material Compensation Plans and Arrangements

             General. We currently provide health and welfare benefits to our employees, including hospitalization, comprehensive medical insurance, life and long-term disability insurance, subject to certain deductibles and co-payments by employees. We also provide certain retirement benefits. See Notes 11 and 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K that accompanies this proxy statement.

             Employment Agreements with Garold R. Base. ViewPoint Bank and ViewPoint Financial Group each have an employment agreement with Mr. Base. These agreements have a three-year term, with annual one-year extensions subject to approval by the board of directors. There is no duplication of salary or benefits by ViewPoint Bank and ViewPoint Financial Group. The amount of annual base salary is to be reviewed by the board of directors each year. Mr. Base is also entitled under the employment agreements to: an annual incentive opportunity subject to performance goals approved by the board of directors, up to a maximum of 45% of his base salary; participation in any stock-based compensation plans; a term life insurance policy in an amount of $750,000; an executive benefits allowance of $20,000 per year; and related fees and expenses approved by the board; a security system for his home and

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monthly service for the system; an annual medical examination; a supplemental executive retirement plan approved by the board of directors; and participation in any other retirement plans, group insurance and other benefits provided to full time ViewPoint Bank employees generally and in which executive officers participate. Mr. Base also is entitled to expense reimbursement, professional and educational dues, expenses for programs related to ViewPoint Bank operations, including travel costs for himself and for his spouse if she accompanies him and, at the time his employment terminates for any reason, payment at the current rate of base salary for 90 days accrued vacation.

             Under the employment agreements, if Mr. Base's employment is terminated for any reason other than cause, death, retirement, or disability, or if he resigns following certain events such as relocation or demotion, he will be entitled to liquidated damages during the term of the agreement then remaining. The liquidated damages consist of continued payments of base salary, continued insurance coverage, continued eligibility under benefit programs for former officers and employees, and payments equal to amounts that the employer would have contributed under qualified and non-qualified retirement plans if he had been employed during the remainder of the term of the agreement. The liquidated damages would be subject to mitigation.

             The employment agreements include an agreement not to compete with ViewPoint Bank and ViewPoint Financial Group with regard to the delivery of financial services for a period of 18 months following termination of employment. The value of compensation and benefits payable under the agreements is capped so as to prevent imposition of the golden parachute sanctions under Sections 280G and 4999 of the Internal Revenue Code.

             Severance Agreements with Named Executive Officers. Patti McKee, Mark Hord, James Parks and Rick Robertson have each entered into severance agreements with ViewPoint Bank. The severance agreements for Ms. McKee, Mr. Hord, Mr. Parks and Mr. Robertson provide that ViewPoint Bank will pay to the employee an amount equal to 18 months of the employee's current salary if the employee suffers involuntary termination of employment in connection with or within 12 months after a change in control. For purposes of the severance agreement, "involuntary termination" means termination of employment without cause, a reduction in the amount of the employee's base salary, a material adverse change to the employee's benefits other than as part of a program applicable to all ViewPoint Bank senior executive officers, relocation of the employee's principal place of employment to a location more than 50 miles from Plano, Texas, or a material demotion of the employee; and the term "change in control" means any of the following events: (i) any third person becomes the owner of shares of ViewPoint Bank or ViewPoint Financial Group with respect to which 25% or more of the total number of votes for election of the Board may be cast; (ii) persons who were a majority of the directors of ViewPoint Financial Group or ViewPoint Bank cease to constitute a majority as the result of or in connection with a tender offer, merger or sale, or similar event; and (iii) the shareholders of ViewPoint Financial Group approve an agreement providing for a transaction in which ViewPoint Financial Group will cease to be an independent public company or for the sale of all or substantially all of ViewPoint Financial Group assets. The term of the severance agreement is 12 months. Assuming that these agreements were effective and that a change of control had occurred at December 31, 2006, entitling the executive to payment thereunder, Ms. McKee would receive $270,000, Mr. Hord would receive $294,450, and Mr. Parks and Mr. Robertson would each receive $300,000.

             Supplemental Executive Retirement Plan. We maintain a supplemental executive retirement plan for the purpose of retaining the services of Mr. Base as Chief Executive Officer. The supplemental executive retirement plan is a defined-contribution based plan that allows Mr. Base to defer all or part of his compensation, including performance-based compensation, until his separation from service from ViewPoint Bank. In addition, ViewPoint Bank makes a contribution to the supplemental executive retirement plan equal to seven percent of Mr. Base's annual compensation, payable in quarterly installments. All funds deferred by Mr. Base or contributed by ViewPoint Bank under the supplemental executive retirement plan are deposited into a brokerage account owned by ViewPoint Bank, but over

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which Mr. Base controls investment decisions. Mr. Base is always 100 percent vested in his own compensation deferrals and the earnings thereon. The extent to which he is vested in that portion of his supplemental executive retirement plan attributable to ViewPoint Bank contributions depends on the year in which he terminates service, with full vesting occurring on or after January 1, 2011. Mr. Base, however, will fully vest in that portion of the supplemental executive retirement plan attributable to ViewPoint Bank's contributions if he is actively employed by ViewPoint Bank and there occurs: a change in control involving ViewPoint Bank, his death or disability, his involuntary termination of employment, his attainment of age 63 prior to separating from service with ViewPoint Bank, or termination of the supplemental executive retirement plan. Payment of supplemental executive retirement plan benefits will be made in three installments over 18 months, except in the case of a change in control or Mr. Base's death, in which case payment will be made in a lump sum. Payments may also be made on account of hardship. If after his separation from service with ViewPoint Bank, Mr. Base violates the non-competition requirements of his employment contract (described below), then he will forfeit any remaining payments due him. As of December 31, 2006, Mr. Base was 68 percent vested in the contributions and earnings accrued under the supplemental executive retirement plan.

             Deferred Compensation Plan. We also maintain a deferred compensation plan that allows selected management and highly compensated employees and directors to defer a portion of their current base salary, bonus, or director's compensation into the plan until his or her termination of service, disability or a change in control. There is no limit regarding how much of a participant's compensation may be deferred. All funds deferred by participants are deposited into a brokerage account owned by ViewPoint Bank, but over which each participant controls the investment decision with respect to his or her account. All participants are 100 percent vested in their deferrals and the earnings thereon. A participant may elect to receive his or her account on a specified date that is at least five years from when the deferral amount is contributed to the plan, or to have his or her account distributed upon either the earlier or later of the specified payout date or the participant's termination of service. The participant may change the specific date upon which the payout will be made, provided various requirements are met, including deferring the specified date for at least five years. All distributions under the plan will be made in a cash lump sum equal to the value of the participant's deferred compensation plan account at the time of distribution. Payments may also be made on account of an unforeseeable financial emergency.

             401(k) Plan. We offer a qualified, tax-exempt savings plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Code (the "401(k) Plan"). All employees who have attained age 18 are eligible to make 401(k) contributions. Eligible employees are also eligible to be allocated matching and profit sharing contributions, if any, after they have attained age 18 and completed 12 months of continuous employment, during which they worked at least 1,000 hours.

             During 2006, participants were permitted to make salary reduction contributions to the 401(k) Plan of up to 100% of their annual salary (reduced to 75% for 2007), up to a maximum of $15,000. In addition, participants who have attained age 50 may defer an additional $5,000 annually as a 401(k) "catch-up" contribution. During the first three quarters of 2006, we matched each eligible 401(k) contribution (other than catch-up contributions) in an amount equal to 100% of the participant's 401(k) deferrals for the year up to 7% of their salary. This percentage was reduced to 5% for the last three quarters of 2006 and into 2007. We may also make a discretionary profit sharing contribution. This profit sharing contribution has historically been equal to 3% of salary, which was the case for the first three quarters of 2006, but was eliminated for the fourth quarter as a result of the implementation of the employee stock ownership plan. All 401(k) deferrals made by participants are before-tax contributions. All 401(k) deferrals and earnings thereon are fully and immediately vested. All matching and profit sharing contributions and earnings thereon vest at a rate of 20% per year, beginning with the second year of service and continuing through the sixth year of service. In the event of retirement at age 65 or older, permanent disability or death, however, a participant will automatically become 100% vested in the value of all matching and profit sharing contributions and earnings thereon, regardless of the number of years of service with ViewPoint Bank.

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             Participants may invest amounts contributed by them, as well as employer matching and profit sharing contributions (to the extent they are fully vested), to their 401(k) Plan accounts in one or more investment options available under the 401(k) Plan. Changes in investment directions among the funds are permitted on a periodic basis pursuant to procedures established by the plan administrator. Each participant receives a quarterly statement which provides information regarding, among other things, the market value of his investments and contributions made to the 401(k) Plan on his behalf. Participants are permitted to borrow against their account balance in the 401(k) Plan.

             Employee Stock Ownership Plan. We recently adopted an employee stock ownership plan for employees of ViewPoint Financial Group and ViewPoint Bank, as part of the 401(k) Plan. (The following description pertains only to the employee stock ownership portion of the combined plan.)

             As part of our reorganization to the stock form and initial public offering, the employee stock ownership plan borrowed funds from ViewPoint Financial Group and used these funds to purchase shares of common stock of ViewPoint Financial Group. The loan equaled 100% of the aggregate purchase price of the common stock acquired by the employee stock ownership plan. The loan to the employee stock ownership plan will be repaid primarily from ViewPoint Bank's contributions to the employee stock ownership plan over a period of ten years, and from dividends on common stock held by the employee stock ownership plan. ViewPoint Financial Group may, in any plan year, make additional discretionary contributions for the benefit of plan participants.

             Shares purchased by the employee stock ownership plan with the proceeds of the loan are held in a suspense account and released to participants' accounts as debt service payments are made. Shares released from the employee stock ownership plan are allocated to each eligible participant's employee stock ownership plan account based on the ratio of each such participant's eligible compensation to the total eligible compensation of all eligible employee stock ownership plan participants. An employee is eligible for an employee stock ownership allocation if he is credited with 1,000 or more hours of service during the plan year, and either is actually employed on the last day of the plan year or has attained age 65. Forfeitures are reallocated among remaining participating employees in the same manner as an employee contribution. The account balances of participants within the employee stock ownership plan vest at a rate of 20 percent for each year of service, beginning with the first year of service and continuing through the fifth year of service. Credit for eligibility and vesting is given for years of service with ViewPoint Bank (and its predecessor organization) prior to adoption of the employee stock ownership plan. In the case of a "change in control," as defined in the employee stock ownership plan, which triggers a termination of the employee stock ownership plan, participants immediately will become fully vested in their account balances. Benefits are payable upon retirement or other separation from service, or upon termination of the plan.

             Other Stock Benefit Plans. We have adopted, subject to shareholder approval, an equity incentive plan for the benefit of selected directors, officers and employees. See "Proposal II - Approval of the ViewPoint Financial Group Equity Incentive Plan" in this proxy statement for a detailed description of the plan.

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COMPENSATION OF DIRECTORS

Non-Employee Director Compensation

             The following table sets forth a summary of the compensation we paid to our non-employee directors during 2006:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Gary D. Basham	$16,700	---	---	---	---	---	$16,700
Jack D. Ersman	15,000	---	---	---	---	---	15,000
Anthony J. Levecchio(2)	12,850	---	---	---	---	---	12,850
James B. McCarley	21,300	---	---	---	---	---	21,300
Karen H. O'Shea	13,600	---	---	---	---	---	13,600
V. Keith Sockwell	16,500	---	---	---	---	---	16,500
Rosario G. Vela(3)	14,400	---	---	---	---	---	14,400
Kenneth R. Yarbrough(3)	12,800	---	---	---	---	---	12,800

(1)	Directors may defer all or any part of their director's fees, which pursuant to the plan are then invested in independent third party mutual funds.
(2)	Mr. Levecchio joined our board in September 2006.
(3)	Ms. Vela and Mr. Yarbrough will retire from the Board of Directors effective as of May 22, 2007, the date of the Annual Meeting of Shareholders.

             During 2007, each non-employee director of ViewPoint Bank will receive (i) a $15,000 annual retainer; (ii) $500 per board meeting attended and (iii) $300 per committee meeting attended. In addition to the foregoing, the Chairman of the Board will receive $10,000 per year, the Audit Committee Chair will receive $7,500 per year and the Compensation Committee Chair will receive $5,000 per year for the additional responsibilities associated with these positions. These directors may elect to defer receipt of all or any part of their directors' fees pursuant to a non-qualified deferred compensation plan. Pursuant to this plan, deferred fees are invested in third party mutual funds. We also pay premiums for a life insurance policy and accidental death and dismemberment policy for the benefit of each non-employee director. If the director leaves the service of ViewPoint Bank for any reason other than death, all rights to any benefit cease.

             Directors are provided or reimbursed for travel and lodging (including for spouse), and are reimbursed for other customary out-of-pocket expenses, incurred in attending out-of-town board and committee meetings, as well as industry conferences and continuing education seminars. We also pay the premiums on directors' and officers' liability insurance.

             ViewPoint Bank is the wholly-owned operating subsidiary of ViewPoint Financial Group, which itself is a majority owned subsidiary of ViewPoint MHC. The composition of the Boards of Directors of ViewPoint MHC, ViewPoint Financial Group and ViewPoint Bank are identical. The directors of

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ViewPoint MHC and ViewPoint Financial Group are not compensated separately for their service on these boards.

REPORT OF THE COMPENSATION COMMITTEE

             The Compensation Committee has submitted the following report for inclusion in this proxy statement:

             The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, or CD&A, contained in this proxy statement with management. Based on the Compensation Committee's review of and discussion with management with respect to the CD&A, the Compensation Committee recommended to the Board of Directors of the Company that the CD&A be included in this proxy statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

             The foregoing report is provided by the Compensation Committee of the Board of Directors:

Gary D. Basham James. B. McCarley Karen H. O'Shea V. Keith Sockwell

CORPORATE GOVERNANCE

Director Independence

             The Board of Directors of ViewPoint Financial Group has determined that all of its directors, with the exception of Garold R. Base, the Company's President and Chief Executive Officer, are "independent directors," as that term is defined by applicable listing standards of the Marketplace Rules of the NASDAQ Global Select Market and by the Securities and Exchange Commission. These independent directors are Gary D. Basham, Jack D. Ersman, Anthony J. Levecchio, James B. McCarley, Karen H. O'Shea, V. Keith Sockwell, Rosario G. Vela and Kenneth R. Yarbrough. Rosario Vela and Kenneth Yarbrough will retire from the Board of Directors effective May 22, 2007, the date of the Annual Meeting of Shareholders.

Board Meetings and Committees

             Meetings of ViewPoint Financial Group's Board of Directors are generally held on a quarterly basis. Meetings of ViewPoint Bank's Board of Directors, the membership of which is identical to ViewPoint Financial Group's Board of Directors, are generally held on a monthly basis. For the fiscal year ended December 31, 2006, the Board of Directors of ViewPoint Financial Group (which was formed on September 29, 2006) held three meetings and the Board of Directors of ViewPoint Bank held 12 meetings. During fiscal year 2006, no incumbent director attended fewer than 75% in the aggregate of the total number of meetings of each Board and the total number of meetings held by the committees of each Board on which committees he or she served.

             The ViewPoint Financial Group Board of Directors has four standing committees: Executive, Compensation, Audit and Nominating. Information regarding the functions of the Board's committees, their present membership and the number of meetings held by each committee for the period beginning September 29, 2006 (the date of the Company's formation) through December 31, 2006 is set forth below:

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             Executive Committee. The Executive Committee is authorized, to the extent permitted by law, to act on behalf of the Board of Directors on all matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. The current members of the Executive Committee are Gary Basham, Jack Ersman, James McCarley (Chair) and Karen O'Shea. During 2006, this committee held one meeting.

             Compensation Committee. The Compensation Committee operates under a formal written charter adopted by the Board of Directors. The Compensation Committee is responsible for (i) determining and evaluating the compensation of the Chief Executive Officer and other executive officers and key employees, (ii) reviewing and monitoring existing compensation plans, policies and programs and recommending changes to the goals and objectives of these plans, policies and programs to the entire Board, and (iii) reviewing and recommending new compensation plans, policies and programs.

             In October 2006, the Compensation Committee also recommended to the Board of Directors, and the Board of Directors adopted, the current compensation structure for non-employee directors of ViewPoint Bank. See "Compensation of Directors." The Compensation Committee's recommendation was based upon its analysis of competitive market data regarding director compensation collected with the assistance of Keefe, Bruyette & Woods, Inc. Data sources included published compensation surveys of other publicly traded financial institutions and their holding companies. See also "Compensation Discussion and Analysis - Determination of Appropriate Pay Levels" and "- Role of Executive Officers in Determining Compensation."

             The current members of the Compensation Committee are Gary Basham, James McCarley, Karen O'Shea and Keith Sockwell (Chair). All members of the Compensation Committee are independent as defined under the NASDAQ Marketplace Rules. During 2006, the Compensation Committee held one meeting.

             During 2006, Directors Sockwell (Chair), Ersman and O'Shea were members of the Compensation Committee, all of whom are independent directors (as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Global Select Market and Rule 10A-3(b) under the Securities Exchange Act of 1934, as amended).

             Audit Committee. The Audit Committee operates under a formal written charter adopted by the Board of Directors. The Audit Committee is appointed by the Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of our consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the annual independent audit of our consolidated financial statements, the independent auditors' qualifications and independence, the performance of our internal audit function and independent auditors and any other areas of potential financial risk to ViewPoint Financial Group specified by its Board of Directors. The Audit Committee also is responsible for the appointment, retention and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors. The Audit Committee Report appears on page 32 of this proxy statement.

             The current members of the Audit Committee are Gary Basham, Anthony LeVecchio (Chair) and Rosario Vela. Ms. Vela will be retiring from the Board of Directors effective May 22, 2007. Jack Ersman is expected to replace Ms. Vela on the Audit Committee. All members of the Audit Committee, including Mr. Ersman who is expected to replace Ms. Vela on the Audit Committee, (i) are independent as defined under Rule 4200 (a)(15) of the NASDAQ Marketplace Rules; (ii) meet the criteria for independence set forth in SEC Rule 10A-3(b)(1); (iii) have not participated in the preparation of the financial statements of ViewPoint Financial Group or any of its current subsidiaries at any time during the past three years; and (iv) are able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. Additionally, Anthony LeVecchio and Rosario

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Vela each have past employment experience in finance or accounting and/or requisite professional certification in accounting that results in their financial sophistication. The Board of Directors has determined that Mr. Levecchio meets the requirements adopted by the SEC for qualification as an "audit committee financial expert." During 2006, the Audit Committee held one meeting.

             Nominating Committee. The Nominating Committee operates under a formal written charter adopted by the Board of Directors. The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee. The nominees for election at the meeting identified in this proxy statement were recommended to the Board by the Nominating Committee. The Nominating Committee has the following responsibilities under its charter:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;
(ii)	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company's charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable organizations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

(iii)	review nominations submitted by shareholders, which have been addressed to the Company's Secretary, and which comply with the requirements of the Company's charter and bylaws. Nominations from shareholders will be considered and evaluated using the same criteria as all other nominations;

(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and
(vi)	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

             Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures. Pursuant to the Company's bylaws, nominations by shareholders must be delivered in writing to the Secretary of ViewPoint Financial Group at least ten days prior to the date of the annual meeting.

             The current members of the Nominating Committee are Jack Ersman, James McCarley and Keith Sockwell (Chair). All members of the Nominating Committee are independent as defined in the NASDAQ Marketplace Rules. The Nominating Committee did not meet during 2006.

             Committee Charters. The full responsibilities of the Audit, Compensation and Nominating Committees are set forth in their charters, which are posted in the Shareholder Relations section of our website at www.viewpointbank.com.

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Code of Business Conduct and Ethics

             The Board of Directors has adopted a Code of Business Conduct and Ethics which applies to all of our directors, officers and employees, including directors, officers and employees of our subsidiaries and affiliates. Our Code of Business Conduct and Ethics is posted in the Shareholder Relations section of our website at www.viewpointbank.com.

Shareholder Communications with Directors

             Any shareholder desiring to communicate with the Board of Directors, or one or more specific members thereof, should communicate in writing addressed to Mark E. Hord, General Counsel, ViewPoint Financial Group, 1309 W. 15th Street, Plano, Texas 75075, who will promptly forward all such communications to each director.

Board Member Attendance at Annual Shareholder Meetings

             Although the Company does not have a formal policy regarding director attendance at annual shareholder meetings, directors are expected to attend these meetings absent extenuating circumstances. This is the first annual meeting of the Company since becoming a public company.

AUDIT AND RELATED FEES

             ViewPoint Financial Group completed its initial public offering during September 2006. For the fiscal years ended December 31, 2006 and 2005, Crowe Chizek and Company LLC provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

(a)	Audit Fees. The aggregate fees billed by Crowe Chizek for professional services rendered for the audit of the Company's annual consolidated financial statements and review of the quarterly consolidated financial statements for the fiscal years ended December 31, 2006 and 2005 were $145,000 and $146,271, respectively.

(b)	Audit Related Fees. The aggregate fees billed by Crowe Chizek for assurance and related services related to the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and 2005 were $18,500 and $0, respectively.

(c)	Tax Fees. The aggregate fees billed by Crowe Chizek for professional services rendered for tax preparation services for fiscal years ended December 31, 2006 and 2005 were $8,600 and $6,000, respectively. Additional tax-related services billed by Crowe Chizek for fiscal years ended December 31, 2006 and 2005 were $9,900 and $9,450, respectively. Such additional tax-related services consisted of billings for tax consultation services relating to our conversion to a mutual thrift.

(d)	All Other Fees. The aggregate fees billed by Crowe Chizek for professional services rendered for services or products other than those listed under the captions "Audit Fees," "Audit-Related Fees," and "Tax Fees" for fiscal years ended December 31, 2006 and 2005 were $278,995 and $278,679, respectively and consisted of expenses related to the mutual holding company reorganization and minority stock offering completed in September 2006.

The Audit Committee has determined that the services provided by Crowe Chizek and Company LLC as set forth herein are compatible with maintaining Crowe Chizek and Company LLC's independence.

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             Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the registered public accounting firm. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the registered public accounting firm for all audit and permissible non-audit services to be provided by the registered public accounting firm and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the registered public accounting firm to render permissible non-audit services to the Company, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

             The Audit Committee has reviewed and discussed the audited financial statements of ViewPoint Financial Group for the fiscal year ended December 31, 2006 with ViewPoint Financial Group management. The Audit Committee has discussed with Crowe Chizek and Company LLC, the Company's registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

             The Audit Committee has also received the written disclosures and the letter from Crowe Chizek and Company LLC required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Crowe Chizek and Company LLC with that firm.

             Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that ViewPoint Financial Group's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

             The foregoing report is furnished by the Audit Committee of the Board of Directors:

Gary D. Basham Anthony J. LeVecchio (Chair) San Juanita Rosario G. Vela

LOANS AND RELATED TRANSACTIONS
WITH EXECUTIVE OFFICERS AND DIRECTORS

             ViewPoint Bank has followed a policy of granting loans to officers and directors. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans that ViewPoint Bank makes to directors and executive officers are subject to Office of Thrift Supervision regulations restricting loans and other transactions with affiliated persons of ViewPoint Bank. Loans to all directors and executive officers and their associates totaled approximately $2.0 million at December 31, 2006, which was 0.9% of our equity at that date. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2006.

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              Under our Code of Business Conduct and Ethics, all business transactions between ViewPoint Financial Group (and its subsidiaries) and any of its directors, executive officers and/or their related interests shall be entered into only under the following conditions:

(1)	The terms, conditions and means of compensation shall be no less favorable to ViewPoint Financial Group as other similar business transactions previously entered into by it or which may be entered into with persons who are not directors or executive officers of ViewPoint Financial Group, or their related interests.

(2)	All related party transactions between our directors and executive officers and/or their related interests and ViewPoint Financial Group shall require the prior review and approval of a majority of the disinterested independent directors (as defined under the NASDAQ Stock Market listing standards) of the Board of Directors, with the interested director abstaining from participating either directly or indirectly in the voting and discussion on the proposed business transaction. For these purposes, the term "related party transactions" shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

(3)	The minutes of any Board meeting at which a business transaction between ViewPoint Financial Group and a director or executive officer, or his or her related interest, is approved or denied shall include the nature and source of all information used to establish the reasonableness and comparable nature of the terms, conditions and means of compensation, with copies thereof attached as appropriate.

             During 2006, there were no related party transactions between ViewPoint Financial Group and any of its directors, executive officers and/or their related interests.

Section 16(a) Beneficial Ownership Reporting Compliance

             Section 16(a) of the Securities Exchange Act of 1934 requires ViewPoint Financial Group's directors and executive officers, and persons who own more than 10% of ViewPoint Financial Group's common stock to report their initial ownership of ViewPoint Financial Group's common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC, and ViewPoint Financial Group is required to disclose in this proxy statement any late filings or failures to file.

             ViewPoint Financial Group believes that, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during fiscal 2006, with the exception of one late filing of a Form 3 by James Parks, Chief Operations Officer of ViewPoint Bank and one late filing of a Form 4 by Donna Neal, SVP/Chief Credit Officer of ViewPoint Bank, with regard to her spouse's purchase of ViewPoint Financial Group common stock in the initial public offering.

SHAREHOLDER PROPOSALS

             In order to be eligible for inclusion in ViewPoint Financial Group's proxy materials for next year's annual meeting of shareholders, any shareholder proposal to take action at the meeting must be received at ViewPoint Financial Group's executive office at 1309 W. 15th Street, Plano, Texas 75075 no later than December 4, 2007. All shareholder proposals submitted for inclusion in ViewPoint Financial Group's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any shareholder proposal (regardless of

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whether included in ViewPoint Financial Group's proxy materials), ViewPoint Financial Group's Charter and Bylaws.

             To be considered for presentation at next year's annual meeting, although not included in the proxy materials for that meeting, any shareholder proposal must be received at ViewPoint Financial Group's executive office at least five days prior to next year's annual meeting.

OTHER MATTERS

             The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

ADDITIONAL INFORMATION

             ViewPoint Financial Group will pay the costs of soliciting proxies. Proxies may be solicited by certain officers and employees of the Company personally or by written communication, telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. The Company has engaged Regan & Associates, Inc. to assist in the solicitation of proxies and to provide related advice and informational support for a service fee and the reimbursement of customary disbursements, which are not expected to exceed $25,000 in the aggregate. ViewPoint Financial Group will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.

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APPENDIX A

VIEWPOINT FINANCIAL GROUP

2007 EQUITY INCENTIVE PLAN

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A-ii
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A-iii
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ViewPoint Financial Group
2007 Equity Incentive Plan

ARTICLE I
PURPOSE

Section 1.1  General Purpose of the Plan.

The purpose of the Plan is to promote the long-term growth and profitability of ViewPoint Financial Group, to provide directors, advisory directors, officers and employees of ViewPoint Financial Group and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in ViewPoint Financial Group.

ARTICLE II
DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Affiliate means any "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Section 424(e) and (f) respectively, of the Code.

Award means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award or any other benefit under this Plan.

Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.

Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Stock Award made to such Participant that become distributable, or to have the right to exercise any Options or Stock Appreciation Rights granted to such Participant that are exercisable, following the Participant's death.

Board means the Board of Directors of ViewPoint Financial Group and any successor thereto.

Change in Control means any of the following events:

(a) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board may be cast;

(b) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board;

(c) the stockholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

(d) a tender offer or exchange offer for 25% or more of the total outstanding Shares of the Company is commenced (other than such an offer by the Company).

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means the Committee described in Article IV.

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Company means ViewPoint Financial Group, a Federal corporation, and any successor thereto.

Disability means a condition of incapacity of a Participant which renders that person unable to engage in the performance of his or her duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Notwithstanding the above, the term Disability in connection with Incentive Stock Options shall have the meaning specified in Section 22(e)(3) of the Code.

Effective Date means the date on which the Plan is approved by the stockholders of ViewPoint Financial Group.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Exercise Period means the period during which an Option or Stock Appreciation Right may be exercised.

Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option and on the basis of which the Shares due upon exercise of a Stock Appreciation Right is computed.

Fair Market Value means, with respect to a Share on a specified date:

If the Shares are listed on any established stock exchange, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Composite Tape or other comparable reporting system for the exchange on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

(a) If the Shares are not traded on a national securities exchange but are traded on the over-the-counter market, if sales prices are not regularly reported for the Shares for the trading day referred to in clause (a), and if bid and asked prices for the Shares are regularly reported, the mean between the bid and the asked price for the Shares at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

(b) In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

Family Member means with respect to any Participant:

the lineal ascendants and lineal descendants of such Participant or his spouse, or any one or more of them, or

(a) an entity wholly owned by, including, but not limited to, a trust the exclusive beneficiaries of which are, one or more of the lineal ascendants or lineal descendants of such Participant or his spouse, or wholly owned jointly by one or more of them and the Participant.

Incentive Stock Option means a right to purchase Shares that is granted to an employee of the Company or any Affiliate that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of Section 422 of the Code.

Non-Qualified Stock Option means a right to purchase Shares that is not intended to qualify as an Incentive Stock Option or does not satisfy the requirements of Section 422 of the Code.

Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

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Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

Participant means any director, advisory director, officer or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

Permitted Transferee means, with respect to any Participant, a Family Member of the Participant to whom an Award has been transferred as permitted hereunder.

Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Plan means the ViewPoint Financial Group 2007 Equity Incentive Plan, as amended from time to time.

Qualified Domestic Relations Order means a Domestic Relations Order that:

clearly specifies:

(i) The name and last known mailing address of the Option Holder and of each person given rights under such Domestic Relations Order;

(ii) the amount or percentage of the Option Holder's benefits under this Plan to be paid to each person covered by such Domestic Relations Order;

(iii) the number of payments or the period to which such Domestic Relations Order applies; and

(iv) the name of this Plan; and

(e) does not require the payment of a benefit in a form or amount that is:

not otherwise provided for under the Plan; or

(i) inconsistent with a previous Qualified Domestic Relations Order.

For the purposes of this Plan, a "Domestic Relations Order" means a judgment, decree or order, including the approval of a property settlement that is made pursuant to a state domestic relations or community property law and relates to the provision of child support, alimony payments or marital property rights to a spouse, child or other dependent of a Participant.

Restricted Stock Award means an award of Shares or Share Units pursuant to Article VII.

Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a director, advisory director, officer or employee of the Company or any Affiliate.

Share means a share of common stock, par value $.01 per share, of ViewPoint Financial Group.

Share Unit means the right to receive a Share at a specified future date.

Stock Appreciation Right means the right to receive a payment in Shares measured by the increase in the Fair Market Value of a Share over the Exercise Price of that Stock Appreciation Right.

Stock Appreciation Right Holder means, at any relevant time with respect to a Stock Appreciation Right, the person having the right to exercise the Stock Appreciation Right.

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Termination for Cause means termination upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates. Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.

Vesting Date means the date or dates on which the grant of an Option or Stock Appreciation Right is eligible to be exercised or the date or dates on which a Restricted Stock Award ceases to be forfeitable.

ARTICLE III
AVAILABLE SHARES

Section 3.1 Shares Available Under the Plan.

Subject to adjustment under Article IX, the maximum aggregate number of Shares representing Awards shall not exceed 1,624,691 Shares. Shares representing tandem Stock Appreciation Rights shall for such purpose only be counted as either Shares representing Options outstanding or Stock Appreciation Rights outstanding, but not as both.

Section 3.2 Shares Available for Options and Stock Appreciation Rights.

Subject to adjustment under Article IX and the limitations under Section 3.4 below, the maximum aggregate number of Shares which may be issued upon exercise of Options and Stock Appreciation Rights shall be 1,160,493 Shares, and the maximum aggregate number of Shares which may be issued upon exercise of Options and Stock Appreciation Rights to any one individual in any calendar year shall be 290,123 Shares.

Section 3.3 Shares Available for Restricted Stock Awards.

Subject to adjustment under Article IX and the limitations under Section 3.4 below, the maximum number of Shares which may be issued upon award or vesting of Restricted Stock Awards under the Plan shall be 464,198 Shares and the maximum aggregate number of Shares which may be issued upon award or vesting of Restricted Stock Awards to any one individual in any calendar year shall be 139,259.

Section 3.4 Additional OTS Restrictions.

As long as the Plan is subject to OTS regulations as applicable on the Effective Date, subject to adjustment under Article IX, the following additional restrictions shall apply:

(a) No Participant shall receive Options and Stock Appreciation Rights with respect to more than 290,123 Shares.

(b) No Participant shall receive Restricted Stock Awards with respect to more than 139,259 Shares.

(c) No director or advisory director who is not also an employee of the Company or its Affiliates shall receive Options and Stock Appreciation Rights with respect to more than 58,024 Shares, and all such directors and advisory directors as a group shall not receive Options and Stock Appreciation Rights with respect to more than 348,147 Shares.

(d) No director or advisory director who is not also an employee of the Company or its Affiliates shall receive Restricted Stock Awards with respect to more than 23,209 Shares, and all such directors and advisory directors as a group shall not receive Restricted Stock Awards with respect to more than 116,049 Shares.

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(e) No Award may vest beginning earlier than one year from the Effective Date of the Plan and all Awards shall vest in annual installments of not more than 20% of the total Award.

Section 3.5 Computation of Shares Issued.

For purposes of this Article III, Shares shall be considered issued pursuant to the Plan only if actually issued upon the exercise of an Option or Stock Appreciation Right or in connection with a Restricted Stock Award. Any Award subsequently forfeited, in whole or in part, shall not be considered issued.

ARTICLE IV
ADMINISTRATION

Section 4.1 Committee.

(a) The Plan shall be administered by a Committee appointed by the Board for that purpose and consisting of not less than two (2) members of the Board. Each member of the Committee shall be an "Outside Director" within the meaning of Section 162(m) of the Code or a successor rule or regulation, a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an "Independent Director" under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

(b) The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.

(c) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

Section 4.2 Committee Powers.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to Awards to be issued or granted, and the terms and conditions thereof;

(b) with the consent of the Participant, to the extent deemed necessary by the Committee, amend or modify the terms of any outstanding Award or accelerate or defer the Vesting Date thereof;

(c) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

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ARTICLE V
STOCK OPTIONS

Section 5.1 Grant of Options.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant an Option to purchase Shares. An Option must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option. Only employees of the Company or its Affiliates may receive Incentive Stock Options.

(b) Any Option granted shall be evidenced by an Award Agreement which shall:

(i) specify the number of Shares covered by the Option;

(ii) specify the Exercise Price;

(iii) specify the Exercise Period;

(iv) specify the Vesting Date; and

(v) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Section 5.2 Size of Option.

Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3 Exercise Price.

The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4 Exercise Period.

The Exercise Period during which an Option may be exercised shall commence on the Vesting Date. It shall expire on the earliest of:

(a) the date specified by the Committee in the Award Agreement;

(b) the last day of the three-month period commencing on the date of the Participant's termination of Service, other than on account of death, Disability or a Termination for Cause;

(c) the last day of the one-year period commencing on the date of the Participant's termination of Service due to death or Disability;

(d) as of the time and on the date of the Participant's termination of Service due to a Termination for Cause; or

(e) the last day of the ten-year period commencing on the date on which the Option was granted.

An Option that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

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Section 5.5 Vesting Date.

(a) The Vesting Date for each Option Award shall be determined by the Committee and specified in the Award Agreement.

(b) Unless otherwise determined by the Committee and specified in the Award Agreement:

(i) if the Participant of an Option Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Option shall be forfeited without consideration;

(ii) if the Participant of an Option Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant's termination of Service; and

(iii) if a Change in Control occurs prior to the Vesting Date of an Option Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 5.6 Additional Restrictions on Incentive Stock Options.

An Option designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

(a) Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its Affiliates, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

(b) Each Participant who receives Shares upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised. Such sale shall disqualify the Option as an Incentive Stock Option.

(c) The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed $100,000.

(d) Any Option under this Plan which is designated by the Committee as an Incentive Stock Option but fails, for any reason, to meet the foregoing requirements shall be treated as a Non-Qualified Stock Option.

Section 5.7 Method of Exercise.

(a) Subject to the limitations of the Plan and the Award Agreement, an Option Holder may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased. An Option Holder shall exercise an Option to purchase Shares by:

(i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;

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(ii) delivering to the Committee full payment for the Shares as to which the Option is to be exercised; and

(iii) satisfying such other conditions as may be prescribed in the Award Agreement.

(b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

(i) in cash (by certified or bank check or such other instrument as the Company may accept); or

(ii) if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder for a period of more than six (6) months as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iii) by a combination thereof.

Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

(c) When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option Holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

Section 5.8 Limitations on Options.

(a) An Option by its terms shall not be transferable by the Option Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order, and shall be exercisable, during the life of the Option Holder, only by the Option Holder or an alternate payee designated pursuant to such a Qualified Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Non-Qualified Stock Option under the Plan, apply to the Committee for approval to transfer all or any portion of such Non-Qualified Stock Option which is then unexercised to such Participant's Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Non-Qualified Stock Option, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, Service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

(b) The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

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(i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

(ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c) An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder's death shall be transferred to the Option Holder's estate. If the Option Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.

Section 5.9 Prohibition Against Option Repricing.

Except as provided in Section 9.3, neither the Committee nor the Board shall have the right or authority following the grant of an Option pursuant to the Plan to amend or modify the Exercise Price of any such Option, or to cancel the Option at a time when the Exercise Price is less than the Fair Market Value of the Shares, in exchange for another Option or Award.

ARTICLE VI
STOCK APPRECIATION RIGHTS

Section 6.1 Grant of Stock Appreciation Rights.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant a Stock Appreciation Right. A Stock Appreciation Right must be designated as either a tandem Stock Appreciation Right or a stand-alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand-alone Stock Appreciation Right. A tandem Stock Appreciation Right may only be granted at the same time as the Option to which it relates. The exercise of a tandem Stock Appreciation Right shall cancel the related Option for a like number of Shares and the exercise of a related Option shall cancel a tandem Stock Appreciation Right for a like number of Shares.

(b) Any Stock Appreciation Right granted shall be evidenced by an Award Agreement which shall:

(i) specify the number of Shares covered by the Stock Appreciation Right;

(ii) specify the Exercise Price;

(iii) specify the Exercise Period;

(iv) specify the Vesting Date;

(v) specify that the Stock Appreciation Right shall be settled in Shares; and

(vi) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Section 6.2 Size of Stock Appreciation Right.

Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Stock Appreciation Rights shall be determined by the Committee, in its discretion.

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Section 6.3 Exercise Price.

The price per Share at which a Stock Appreciation Right may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Stock Appreciation Right is granted.

Section 6.4 Exercise Period.

The Exercise Period during which a Stock Appreciation Right may be exercised shall commence on the Vesting Date. It shall expire on the earliest of:

(a) the date specified by the Committee in the Award Agreement;

(b) the last day of the three-month period commencing on the date of the Participant's termination of Service, other than on account of death, Disability or a Termination for Cause;

(c) the last day of the one-year period commencing on the date of the Participant's termination of Service due to death or Disability;

(d) as of the time and on the date of the Participant's termination of Service due to a Termination for Cause; or

(e) the last day of the ten-year period commencing on the date on which the Stock Appreciation Right was granted.

A Stock Appreciation Right that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 6.5 Vesting Date.

(a) The Vesting Date for each Stock Appreciation Right Award shall be determined by the Committee and specified in the Award Agreement.

(b) Unless otherwise determined by the Committee and specified in the Award Agreement:

(i) if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Award shall be forfeited without consideration;

(ii) if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant's termination of Service; and

(iii) if a Change in Control occurs prior to the Vesting Date of a Stock Appreciation Right Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 6.6 Method of Exercise.

(a) Subject to the limitations of the Plan and the Award Agreement, a Participant may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her Stock Appreciation Right as to all or any part of the Shares to which the Stock Appreciation Right relates; provided, however, that the minimum number of Shares as to which a Stock Appreciation Right may be exercised shall be 100, or, if less, the total number of Shares relating to the Stock Appreciation Right which remain unexercised. A Stock Appreciation Right Holder shall exercise a Stock Appreciation Right by:

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(i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Stock Appreciation Right; and

(ii) satisfying such other conditions as may be prescribed in the Award Agreement.

(b) When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the remittance to the Stock Appreciation Right Holder (or, in the event of his or her death, his or her Beneficiary) of a number of Shares with an aggregate Fair Market Value equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price per Share, times the number of Stock Appreciation Rights exercised. The Person exercising the Stock Appreciation Right shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

Section 6.7 Limitations on Stock Appreciation Rights.

(a) A Stock Appreciation Right by its terms shall not be transferable by the Stock Appreciation Right Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order, and shall be exercisable, during the life of the Stock Appreciation Right Holder, only by the Stock Appreciation Right Holder or an alternate payee designated pursuant to such a Qualified Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Stock Appreciation Right under the Plan, apply to the Committee for approval to transfer all or any portion of such Stock Appreciation Right which is then unexercised to such Participant's Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Stock Appreciation Right, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Stock Appreciation Right depends on the life, Service or other status of the Participant, such privilege of the Stock Appreciation Right for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

(b) The Company's obligation to deliver Shares with respect to a Stock Appreciation Right shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Stock Appreciation Right Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

(i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

(ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c) A Stock Appreciation Right Holder may designate a Beneficiary to receive any Stock Appreciation Right that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Stock Appreciation Right Holder, or in the event that no Beneficiary has been designated, any Stock Appreciation Rights that may be exercised following the Stock Appreciation Right Holder's death shall be transferred to the Stock Appreciation Right Holder's estate. If the Stock Appreciation Right Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Stock Appreciation Right Holder shall be deemed to have survived the Beneficiary.

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Section 6.8 Prohibition Against Stock Appreciation Right Repricing.

Except as provided in Section 9.3, neither the Committee nor the Board shall have the right or authority following the grant of a Stock Appreciation Right pursuant to the Plan to amend or modify the Exercise Price of any such Stock Appreciation Right or to cancel the Stock Appreciation Right at a time when the Exercise Price is less than the Fair Market Value of the Shares, in exchange for another Stock Appreciation Right or Award.

ARTICLE VII
RESTRICTED STOCK AWARDS

Section 7.1 In General.

(a) Each Restricted Stock Award shall be evidenced by an Award Agreement which shall specify:

(i) the number of Shares or Share Units covered by the Restricted Stock Award;

(ii) the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Shares or Share Units;

(iii) the date of grant of the Restricted Stock Award;

(iv) the Vesting Date for the Restricted Stock Award;

(v) as to Restricted Stock Awards awarding Shares, the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares; and

(vi) as to Restricted Stock Awards awarding Share Units, the rights of the Participant with respect to attributes of the Share Units which are the equivalent of dividends and other rights and preferences associated with Shares and the circumstances, if any, prior to the Vesting Date pursuant to which Share Units shall be converted to Shares;

and contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

(b) All Restricted Stock Awards consisting of Shares shall be in the form of issued and outstanding Shares that shall be registered in the name of the Participant and held by the Committee, together with an irrevocable stock power executed by the Participant in favor of the Committee or its designee, pending the vesting or forfeiture of the Restricted Stock Award. The certificates evidencing the Shares shall at all times prior to the applicable Vesting Date bear the following legend:

The common stock evidenced hereby is subject to the terms of an Award Agreement between ViewPoint Financial Group and [Name of Participant] dated [Award Date] made pursuant to the terms of the ViewPoint Financial Group 2007 Equity Incentive Plan, copies of which are on file at the executive offices of ViewPoint Financial Group and may not be sold, encumbered, hypothecated or otherwise transferred, except in accordance with the terms of such Plan and Award Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.

(c) Unless otherwise set forth in the Award Agreement, a Restricted Stock Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and the Shares distributed pursuant to such Award shall be distributable, during the lifetime of the Participant, only to the Participant.

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Section 7.2 Vesting Date.

(a) The Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement.

(b) Unless otherwise determined by the Committee and specified in the Award Agreement:

(i) if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Shares or Share Units shall be forfeited without consideration;

(ii) if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of termination of the Participant's Service with the Company; and

(iii) if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 7.3 Dividend Rights.

Unless otherwise set forth in the Award Agreement, any dividends or distributions declared and paid with respect to Shares subject to a Restricted Stock Award, whether or not in cash, or an equivalent amount in the case of a Restricted Stock Award awarding Share Units, shall be paid to the Participant at the same time they are paid to all other shareholders of the Company.

Section 7.4 Voting Rights.

Unless otherwise set forth in the Award Agreement, voting rights appurtenant to the Shares subject to the Restricted Stock Award shall be exercised by the Participant.

Section 7.5 Designation of Beneficiary.

A Participant who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Shares or Shares distributed in satisfaction of any unvested Share Units that become vested on the date of the Participant's death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant's death shall be paid to the executor or administrator of the Participant's estate.

Section 7.6 Manner of Distribution of Awards.

The Company's obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

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ARTICLE VIII
SPECIAL TAX PROVISION

Section 8.1 Tax Withholding Rights.

Where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.

ARTICLE IX
AMENDMENT AND TERMINATION

Section 9.1 Termination

The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Awards previously granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.

Section 9.2 Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with Section 162(m) of the Code or the corporate governance standards imposed under the listing or trading requirements imposed by any national securities exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision. To the extent OTS regulations are changed subsequent to the Effective Date, the Board shall have the right but not the obligation, to amend or revise the Plan without shareholder approval to conform to the revised regulations.

Section 9.3 Adjustments in the Event of Business Reorganization.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i)the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants;

(ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and

(iii) the Exercise Price of Options and Stock Appreciation Rights.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding

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sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

ARTICLE X
MISCELLANEOUS

Section 10.1 Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 10.2 No Right to Continued Employment.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as a director, advisory director or employee of the Company. The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.

Section 10.3 Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

Section 10.4 Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of Texas without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts located in the County or contiguous counties in which the Company's headquarters are located shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Plan, the Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 10.5 Headings.

The headings of Articles and Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 10.6 Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 10.7 Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or

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certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a) If to the Committee:

ViewPoint Financial Group
               1309 W. 15th Street
                Plano, Texas 75075
                Attention: Corporate Secretary

(b) If to a Participant, to such person's address as shown in the Company's records.

Section 10.8 Approval of Shareholders.

The Plan shall be subject to approval by the Company's shareholders within twelve (12) months before or after the date the Board adopts the Plan.

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REVOCABLE PROXY
ViewPoint Financial Group
ANNUAL MEETING OF SHAREHOLDERS
May 22, 2007
4:00 PM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the members of the Board of Directors of ViewPoint Financial Group, with full power of substitution, to act as proxies for the undersigned to vote all shares of common stock of ViewPoint Financial Group which the undersigned is entitled to vote at the Annual Meeting of Shareholders of ViewPoint Financial Group to be held at 4:00 PM, local time, on May 22, 2007 at ViewPoint Bank, Dallas Room - 3rd Floor, 1201 W. 15th Street, Plano Texas, and at any and all adjournments or postponements thereof, as indicated on the reverse side.

This proxy, when properly executed and timely returned, will be voted as directed herein. If no direction is given, this proxy will be voted "FOR" the director nominee, "FOR" the 2007 Equity Incentive Plan and "FOR" ratification of ViewPoint Financial Group's independent registered public accounting firm, and in the discretion of the proxy holder on any other matters that may properly come before the meeting or any adjournment or postponement thereof. Should the nominee be unable to serve as a director, an event that we do not anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors of ViewPoint Financial Group.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE
INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

VIEWPOINT FINANCIAL GROUP -- ANNUAL MEETING, MAY 22, 2007

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-860-0409 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/vpfg and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

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Annual Meeting of Shareholders MAY 22, 2007	Revocable Proxy ViewPoint Financial Group	Please mark as indicated in this example

		For	Withhold			For	Against	Abstain
1.	To elect GARY D. BASHAM for a three year term.			2.	To approve the ViewPoint Financial Group 2007 Equity Incentive Plan.
						For	Against	Abstain
				3.	To ratify the appointment of Crowe, Chizek and Company LLC as our independent registered public accounting firm for the year ending December 31, 2007.
To transact such other business that may properly come before the meeting, or any adjournments thereof. The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3 listed above.
Mark here if you plan to attend the meeting
Mark here for address change and note change

Please sign exactly as your name(s) appear(s) hereon.

x x x IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW x x x

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m. (EDT), May 22, 2007. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m. (EDT), May 22, 2007: 1-866-860-0409
Vote by Internet anytime prior to 3 a.m. (EDT), May 22, 2007 go to https://www.proxyvotenow.com/vpfg

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!